Exhibit 1.05

Investor Relations	Media Relations
Monish Bahl CDC Corporation 678-259-8510 mbahl@cdcsoftware.com	Lorretta Gasper CDC Software 678-259-8632 lgasper@cdcsoftware.com

FOR IMMEDIATE RELEASE

CDC Software Completes Acquisition of A Leading Developer of Supply Chain Event Management and
Business Activity Monitoring Solutions

SHANGHAI, ATLANTA, Sept. 10, 2009 —CDC Software Corporation (NASDAQ: CDCS), a global provider of enterprise software applications and services, today announced it has completed the previously announced acquisition of Surrey, U.K.-based WKD Solutions Ltd., a leading provider of supply chain event management and business activity monitoring (BAM) solutions which help improve an enterprise’s supply chain visibility and support their governance, risk and compliance requirements.

The company, marketed under the brand name Categoric, specifically provides real time information about the status and results of various operations, helps predict issues before they arise, and alerts users on exceptions or problems, such as delayed shipments and damaged goods, so corrective action can be taken immediately. The solution also includes Sarbanes-Oxley auditing and compliance capabilities. The acquisition fits into CDC Software’s strategy to address a high-growth market called Complex Event Processing (CEP) with products that offer functionality in supply chain event management, security, advanced business intelligence and fraud detection handling.

Under an OEM agreement, Categoric’s supply chain event management technology has been used in CDC Software’s CDC Supply Chain product line for several years, and with the acquisition, will now be integrated into the CDC Supply Chain product line. Future releases of these supply chain event management solutions will be developed at CDC Software’s Nanjing, China product engineering center.

Customers of Categoric’s xAlerts technology include: Ames True Temper, Aviall Services, Continental AG, Saks 5th Avenue, and Shanghai General Motors.

“We are excited to acquire this technology which already has been a strategic fit to our CDC Supply Chain solutions through our past OEM relationship WKD Solutions and also addresses the hot market of CEP” said Bruce Cameron, president, CDC Software. “We expect this to be an accretive acquisition, and that it will help improve profit margins for CDC Software as we will now own the technology we in the past used to license. We also will be leveraging our China product engineering operations which we expect will add more cost efficiencies to the development of future Categoric product releases. Categoric helps us expand the breadth of our enterprise applications offerings and create new cross-sell opportunities throughout our customer base. We also believe that this acquisition illustrates how we are delivering value to our customers by expanding the depth of our industry applications through investments in organic innovation, as well as targeted acquisitions.”
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CDC Supply Chain

CDC Supply Chain offers a broad range of integrated, open standards-based solutions that service key areas of complex supply chains and distribution networks. The solutions can operate as standalone modules or can readily integrate into an enterprise’s existing applications. Key functionality in the CDC Supply Chain suite includes order and inventory management, demand & replenishment planning, warehouse management, transportation management, dynamic route planning, slotting, labor management, cross dock planning and yard management. CDC Supply Chain is designed to leverage the Open Application Group XML Integration Standard, ensuring cost effective integration into today’s event-driven supply chain and enabling the incremental refinements of a solution footprint as business needs evolve.

Some of the world’s leading customers use CDC Supply Chain and can be viewed along with more information on the products by visiting: www.CDCsupplychain.com.

About CDC Software
CDC Software (NASDAQ: CDCS), The Customer-Driven Company™, is a provider of enterprise software applications and services designed to help organizations deliver a superior customer experience while increasing efficiencies and profitability. CDC Software’s product suite includes: CDC Factory (manufacturing operations management), CDC Ross ERP (enterprise resource planning), CDC Supply Chain (supply chain management , warehouse management and order management), CDC Pivotal CRM and Saratoga CRM (customer relationship management), CDC Respond (customer complaint and feedback management), c360 CRM add-on products, industry solutions and development tools for the Microsoft Dynamics CRM platform, CDC HRM (human resources) and business analytics solutions.

These industry-specific solutions are used by more than 6,000 customers worldwide within the manufacturing, financial services, health care, home building, real estate, wholesale and retail distribution industries. The company completes its offerings with a full continuum of services that span the life cycle of technology and software applications, including implementation, project consulting, technical support and It consulting. For more information, please visit www.cdcsoftware.com.

About CDC Corporation

The CDC family of companies includes CDC Software (NASDAQ: CDCS) focused on enterprise software applications and services, CDC Global Services focused on IT consulting services, outsourced application development and IT staffing, CDC Games focused on online games, and China.com focused on portals for the greater China markets. For more information about CDC Corporation (NASDAQ: CHINA), please visit www.cdccorporation.net.

Cautionary Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements relating to our beliefs about the competitive position of Categoric, our beliefs regarding Categoric’s supply chain event management technology, its integration with our current products, and the future development efforts with respect thereto, our beliefs regarding the CEP market, our beliefs regarding the impact of the acquisition of WKD Solutions on our financial metrics and performance, including our product margins, our beliefs regarding the earnings-accretive nature of this acquisition and the completion, effects and expected benefits thereof, our beliefs regarding the benefits of Categoric’s products to customers, our beliefs regarding our  ability to integrate and leverage the products and solutions to be acquired through our proposed acquisition of Categoric, our expectations regarding the resumption of an acquisition business strategy, our expectations regarding our ability to attain future expansion and success with customers of CDC Software and Categoric, our beliefs regarding the timing and availability for any products developed, our beliefs regarding our ability to integrate Categoric technology with ours, the belief regarding the existence and success of synergies between Categoric and CDC Software and our ability to continue to provide supply chain solutions that help ensure the timely and profitable movement of product from demand to consumption and other statements that are not historical fact, the achievement of which involve risks, uncertainties or assumptions. These statements are based on management’s current expectations and are subject to risks and uncertainties and changes in circumstances. There are important factors that could cause actual results to differ materially from those anticipated in the forward looking statements including, among others: the conditions of the enterprise software market, the ability of CDC Software and/or Categoric products to address the business requirements of the market, demand for and market acceptance of CDC Software and/or Categoric technology, and the ability of CDC Software to successfully integrate Categoric technology, as well as: (a) the ability to realize strategic objectives by taking advantage of market opportunities in targeted geographic markets; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of current, new and potential customers, suppliers and strategic partners; (c) the effects of restructurings and rationalization of operations in our companies; (d) the ability to address technological changes and developments including the development and enhancement of products; (e) the ability to develop and market successful products and services; (f) the entry of new competitors and their technological advances; (g) the need to develop, integrate and deploy enterprise software applications to meet customer’s requirements; (h) the possibility of development or deployment difficulties or delays; (i) the dependence on customer satisfaction with the company’s games, software products and services; (j) continued commitment to the deployment of the products, including enterprise software solutions; (k) risks involved in developing software solutions and integrating them with third-party software and services; (l) the continued ability of the company’s products and services to address client-specific requirements; (m) demand for and market acceptance of new and existing enterprise software and services and the positioning of the company’s solutions; and (n) the ability of staff to operate the enterprise software and extract and utilize information from the company’s products and services. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. Also, the results and benefits experienced by customers and users set forth in this press release may differ from those of other users and customers. Further information on risks or other factors that could cause results to differ is detailed in our filings or submissions with the United States Securities and Exchange Commission, and those of our ultimate parent company, CDC Corporation, located at www.sec.gov. All forward-looking statements included in this press release are based upon information available to management as of the date of the press release, and you are cautioned not to place undue reliance on any forward looking statements which speak only as of the date of this press release. The company assumes no obligation to update or alter the forward looking statements whether as a result of new information, future events or otherwise. Historical results are not indicative of future performance.